UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 7, 2020

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

14455 N. Hayden Road	Scottsdale	Arizona	85260
(Address of Principal Executive Offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation and Appointment of Director
On February 7, 2020, Greg Mondre notified the board of directors (the “Board”) of GoDaddy Inc. (the “Company”) of his resignation as a member of the Board, effective as of February 9, 2020 (the “Effective Date”). Mr. Mondre also resigned as a member of the Company’s compensation committee (the “Compensation Committee”) and the Company’s nominating and corporate governance committee. The Board appointed Leah Sweet to its Board as of the Effective Date to fill the vacancy created by Mr. Mondre’s departure. Ms. Sweet will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2021. In addition, Ms. Sweet was appointed as a member of the Compensation Committee, also as of the Effective Date.
In connection with her election to the Board, the Company entered into an offer letter with Ms. Sweet, pursuant to which she was granted an award for restricted stock units of the Company’s Class A common stock with an aggregate value of $220,000. The equity award issued to Ms. Sweet will vest on her one-year anniversary of the grant date, subject to Ms. Sweet’s continued service on the Board on the vesting date. The equity award is subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan and the related equity award agreement. Furthermore, in accordance with the Company’s Outside Director Compensation Policy, Ms. Sweet is also entitled to additional cash and equity compensation for her service on the Board and its committees.
Ms. Sweet also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1 (File No. 333-196615) filed with the Securities and Exchange Commission on February 24, 2015.
There is no arrangement or understanding between Ms. Sweet and any other person pursuant to which Ms. Sweet was elected as a director of the Company. There are no family relationships between Ms. Sweet and any director or executive officer of the Company, and, other than as described above, no transactions involving Ms. Sweet that would require disclosure under Item 404(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Offer Letter, dated February 7, 2020, between GoDaddy Inc. and Leah Sweet
10.2*	Form of Indemnification Agreement between the Company and its directors and officers
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Incorporated by reference to Exhibit 10.20 filed with the Company’s Registration Statement on Form S-1 (File No. 333-196615), filed with the Securities and Exchange Commission on February 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	February 10, 2020	/s/ Ray E. Winborne
Ray E. Winborne
Chief Financial Officer